UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE SUCH SECURITIES BEFORE [4 MONTHS AND A DAY FROM THE DISTRIBUTION DATE].

DATE OF ISSUE:        AUGUST  o , 2002               PRINCIPAL AMOUNT:  CDN$ ooo
INTEREST RATE:        8.0% PER ANNUM                 CERTIFICATE NUMBER:  D- o

                        SERIES D CONVERTIBLE SECURED NOTE

                         ADB SYSTEMS INTERNATIONAL INC.,
        a company incorporated under the laws of the Province of Ontario
                       (hereinafter called the "COMPANY")

                  WHEREAS the Company, under the laws relating thereto, is duly authorized to create and issue this Note as herein provided;

                  NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

                                  ARTICLE ONE

                                 INTERPRETATION

SECTION 1.01 DEFINITIONS: In this Note, unless there is something in the subject matter or context inconsistent therewith, the expressions following have the following meanings, namely:

     (a) "ASSIGNMENT FORM" means the form of assignment set out in Schedule "B" hereto;

     (b)  "THE BRICK" means The Brick Warehouse Corporation;

     (c) "BRICK LOAN AGREEMENT" means the loan agreement dated August 23, 2002 between the Corporation and The Brick;

     (d) "BRICK CO-OPERATION AGREEMENT" means the co-operation agreement dated August 23, 2002 between the Corporation and The Brick;

     (e) "COMMON SHARES" means the fully paid and non-assessable common shares in the capital of the Company as constituted on the date hereof, and after the date hereof any other shares, other securities, money or property which the Holder is entitled to receive upon conversion of this Note pursuant to Article Three;

     (f) "CONVERSION DATE" or "DATE OF CONVERSION" shall have the meaning specified in Section 3.02(b) hereof;

     (g) "CONVERSION FORM" means the form of conversion set out in Schedule "C" hereto;

     (h) "COMPANY" means ADB Systems International Inc. and includes any successor corporation to or of the Company which shall have complied with the provisions of Article Six;

     (i) "CONVERSION PRICE" means the amount of CDN$0.12 for which each Unit may be issued from time to time upon the conversion of this Note, as adjusted in accordance with the provisions of Article Three;

     (j) "CURRENT MARKET PRICE" shall have the meaning specified in Section 3.03(d) hereof;

     (k)  "DATE OF ISSUE" means the date upon which the Note is issued;

     (l) "EVENT OF DEFAULT" shall have the meaning specified in Section 4.03 hereof;

     (m) "HOLDER" means the registered holder of this Note on the books of the Company and as evidenced on the registration table set out in Schedule "A" hereof;

     (n)  "MATURITY DATE" means December 31, 2004;

     (o) "NOTE" means this Series D Convertible Secured Note and any note issued in replacement, substitution or exchange, in whole or in part, of this Series D Convertible Secured Note;

     (p)  "NOTICE OF CONVERSION" shall have the meaning specified in Section
          3.02 hereof;

     (q) "OTHER NOTES" means the Series A Note, Series B Note and Series C Notes and all other Series D Notes other than the Note;

     (r) "ONTARIO SECURITIES ACT" shall have the meaning specified in Section 2.06(b);

     (s) "PAYMENT DATE" shall have the meaning specified in Section 2.02 hereof;

     (t) "PERSON" means any individual, corporation, company, partnership, joint venture, association, trust or other organization or entity;

     (u) "PRINCIPAL AMOUNT" means o in lawful money of Canada (CDN$o) less any amounts which as of the date of determination of the Principal
          Amount:

          (i)  have been prepaid by the Company on account of this Note; and

          (ii) have been converted by the Holder into Common Shares in accordance with the provisions hereof;

     (v) "SERIES A NOTE" means the 8% convertible secured note, series A of the Company issuable pursuant to the terms of the Stonestreet Subscription Agreement;

     (w) "SERIES B NOTE" means the 8% convertible secured note, series B of the Company issuable pursuant to the terms of the Stonestreet Subscription Agreement;

     (x) "SERIES C NOTE" means the 8% convertible secured note, series C of the Company issuable pursuant to the terms of the Stonestreet Subscription Agreement as consideration for the Waiver and Termination Agreement;

     (y) "SERIES D SUBSCRIPTION AGREEMENTS" means the subscription agreement dated August 30, 2002 with respect to Series D Notes between the Corporation and Greenwich Growth Fund Ltd. and substantially similar subscription agreements for Series D Notes with any other investor;

     (z) "SHAREHOLDER APPROVAL" means the approval of a majority of the votes cast by holders of Common Shares at a duly constituted shareholders' meeting of the Company for the issuance of any securities of the Corporation underlying the Note and the Other Notes and the approval of at least two-thirds of the votes cast at such meeting for the reorganization of the Company by way of plan of arrangement as contemplated by the Brick Co-operation Agreement;

     (aa) "STONESTREET SUBSCRIPTION AGREEMENT" means the subscription agreement dated August 30, 2002 among the Corporation, Stonestreet Limited Partnership and Stonestreet Corporation with respect to the Series A Note, Series B Note, Series C Note and Fee Warrants;

     (bb) "THIS NOTE", "THE NOTE", "HERETO", "HEREIN", "HEREBY", "HEREUNDER", "HEREOF" and similar expressions refer to this Note and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

     (cc) "TIME OF EXPIRY" shall have the meaning specified in Section 3.01 hereof;

     (dd) "TSX" means the Toronto Stock Exchange;

     (ee) "UNIT" means one Common Share and one-half of a Warrant;

     (ff) "U.S. SECURITIES ACT" shall have the meaning specified in Section 2.06(a); and

     (gg) "WAIVER AND TERMINATION AGREEMENT" means the waiver and termination agreement dated August 30, 2002 among the Company, Stonestreet Limited Partnership and Stonestreet Corporation;

     (hh) "WARRANT" means a warrant to acquire one Common Share at an exercise price of CDN$0.14 and with a term expiring at 5:00 p.m. (Toronto time) on December 31, 2004.

SECTION 1.02 NUMBER AND GENDER: Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

SECTION 1.03 HEADINGS: The division of this Note into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

SECTION 1.04 APPLICABLE LAW: This Note shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein without reference to conflict of laws principles. The Company and the Holder irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Note.

SECTION 1.05 TIME OF ESSENCE: Time is of the essence in the performance of this Note.

SECTION 1.06 CURRENCY: All references to currency herein are to lawful money of Canada (CDN$) unless otherwise specified herein.

                                  ARTICLE TWO

                                    THE NOTE

SECTION 2.01 PROMISE TO PAY: The Company hereby acknowledges itself indebted and promises to pay the Principal Amount to the Holder on the Maturity Date.

SECTION 2.02 INTEREST: Interest on the Note shall be charged at the rate of 8% per annum, payable at the Company's option, in cash or, subject to TSX approval, in Common Shares at a deemed issue price equal to the Current Market Price. Interest on the Note shall accrue from day to day both before and after default, demand, maturity and judgment, for the actual number of days elapsed on the basis of a year of 365 days and shall be compounded and payable to the Holder upon conversion or Payment Date, whichever occurs first. Where the calendar year of calculation contains 366 days, interest hereunder shall be expressed as a yearly rate for purposes of the Interest Act (Canada) as such rate multiplied by 366 and divided by 365. Accrued interest shall be paid by the Company quarterly on the last business day of the quarter (a "PAYMENT DATE") without any deductions for withholding or other taxes except as may be required pursuant to
Part 13 of the Income Tax Act (Canada), with the first payment due on December 31, 2002. Any portion of the interest accrued on the Notes and not paid in securities of the Corporation shall be paid in cash.

SECTION 2.03 PERSON ENTITLED TO PAYMENT: The Holder shall be entitled to the principal moneys and interest evidenced by this Note. Delivery to the Holder by the Company or the receipt by the Holder of the principal moneys and interest evidenced by this Note and the Common Shares issuable pursuant to this Note, respectively, shall be a good discharge to the Company of its obligations hereunder, and the Company shall not be bound to enquire into the title of the Holder, save as ordered by a court of competent jurisdiction or as required by statute. The Company shall not be bound to see to the execution of any trust affecting the ownership of this Note nor be affected by notice of any equity that may be subsisting in respect hereof or thereof. The Holder of this Note shall be entitled to payment of all amounts due hereunder free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate Holder hereof and all persons may act accordingly and a transferee of this Note shall, after the Assignment Form is delivered to the Company and upon compliance with all other conditions required by this Note or by law, become the Holder of this Note free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous Holder hereof, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

SECTION 2.04 MUTILATION, LOSS, THEFT OR DESTRUCTION: In case this Note shall become mutilated or be lost, stolen or destroyed, the Company shall execute and deliver a new Note having the same Date of Issue upon surrender and cancellation of the mutilated Note, or in case this Note is lost, stolen or destroyed, in lieu of and in substitution for the same. In case of loss, theft or destruction the person applying for a substituted Note shall furnish to the Company such evidence of such loss, theft or destruction as shall be satisfactory to the Company, shall furnish indemnity satisfactory to the Company and shall pay all reasonable expenses incidental to the issuance of any substituted Note.

SECTION 2.05 TRANSFER: The Company shall maintain a register on which are recorded the names and addresses of each Holder hereof. Subject to compliance with the terms of this Note and with applicable laws and regulations, a transfer shall be recorded by the Company in the register of Holders hereof maintained by the Company, upon surrender of this Note with the Assignment Form duly completed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or other authority to transfer on behalf of the Holder. Upon each transfer the Company shall cancel this Note and execute and deliver such replacement Note as is required, in the form hereof.

SECTION 2.06 RESTRICTIONS ON TRANSFERS: The Company shall not register any transfers of the Note or issue or transfer any Units issuable on conversion of the Note:

     (a) to a United States person, any person in the United States or any person for the account or benefit of a United States person or a person in the United States except pursuant to Rule 144 under the United States Securities Act of 1993, as amended (the "U.S. SECURITIES ACT"), if available;

     (b) in connection with any transfers or conversions which are otherwise not in compliance with (i) the U.S. Securities Act and the regulations thereunder if applicable, (ii) the Securities Act (Ontario) (the "ONTARIO SECURITIES ACT") and the rules and regulations thereunder,
          (iii) applicable securities laws and regulations of other relevant jurisdictions, or (iv) the policies of the TSX; and

     (c) within four months and a day from the Date of Issue, unless the Company and its legal counsel are satisfied, acting reasonably, that it is permitted under Ontario securities laws and under the policies of the TSX.

SECTION 2.07 REPRESENTATIONS OF THE HOLDER: The Holder, by its acceptance of this Note, represents, acknowledges and agrees that:

     (a) this Note and the Units issuable on conversion of this Note have not been, and will not be, qualified for sale under the U.S. Securities Act, or the securities laws and regulations of any province or territory of Canada or any other jurisdiction;

     (b) the Units issuable on conversion of this Note may not be distributed, sold or transferred:

          (i) to a United States person, any person in the United States or any person for the account or benefit of a United States person or a person in the United States except pursuant to Rule 144 under the U.S. Securities Act, if available;

          (ii) except in compliance with the U.S. Securities Act and the regulations thereunder if applicable, or the Ontario Securities Act and the rules and regulations thereunder and the applicable securities laws and regulations of other relevant jurisdictions and the policies of the TSX;

     (c) compliance with the applicable securities laws and regulations of any jurisdiction is the responsibility of the Holder or its transferee; and

     (d) the Holder will not trade the Note or the Units issuable on conversion of the Note within four months and a day from the Date of Issue, unless permitted under Ontario securities laws and under the policies of the TSX.

SECTION 2.08 GENERAL SECURITY AGREEMENT: Payment and performance of the Principal Amount, together with interest thereon and any other indebtedness, liabilities, covenants and obligations of the Company to the Holder arising in respect of this Note shall be secured by a general security agreement substantially in the form attached hereto as Schedule "D".

SECTION 2.09 PARI PASSU: This Note shall rank, in regards to principal and interest, pari passu with the Company's Other Notes.

SECTION 2.10 NO PREPAYMENT: Subject to Section 3.07, the Company shall not have the right to prepay, whether in whole or in part, the Principal Amount prior to the Maturity Date.

                                 ARTICLE THREE

                        CONVERSION AND REDEMPTION OF NOTE

SECTION 3.01 CONVERSION PRIVILEGE AND CONVERSION PRICE: Subject to Shareholder Approval and TSX approval, the Holder of this Note shall have the right, at the Holder's option, at any time prior to the close of business on the Maturity Date (such time and date in this Article being referred to as the "TIME OF EXPIRY"), both before and after default, to convert the whole or any part of the Principal Amount into a maximum of o Units at the Conversion Price. The accrued and unpaid interest on the Principal Amount which is converted to Units pursuant to this
Section 3.01 will be paid in cash within 10 business days of the Conversion
Date.

SECTION 3.02  MANNER OF EXERCISE OF RIGHT TO CONVERT:

     (a) The Holder electing to convert this Note in whole or in part into Units shall deliver written notice ("NOTICE OF CONVERSION") to the Company at its address for purposes of notice under Section 7.01 together with a completed Conversion Form attached hereto as Schedule "C" exercising the right to convert this Note in accordance with the provisions hereof. Thereupon the Holder shall be entitled to be entered in the books of the Company as at the Date of Conversion (or such later date as is specified in Section 3.02(b)) as the holder of the number of Units into which this Note is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter upon the receipt of the Note by the Company, the Company shall deliver to the Holder certificates for such Units. In the event of the conversion of this Note in part, the Company shall without charge forthwith execute and deliver to the Holder a new note certificate in a principal amount equal to the unconverted part of this Note so surrendered in the same form as this Note, except as to Principal Amount.

     (b) For the purposes of this Article, the Conversion Date or Date of Conversion shall be the date that the Notice of Conversion is delivered to the Company in accordance with Section 7.01 hereof, provided that if such Notice of Conversion is delivered on a day on which the registers of Units are properly closed, the Holder shall become the holder of record of such Units as at the date on which such registers are next re-opened. For greater certainty, if a Notice of Conversion is delivered by the Holder to the Company on or prior to the Time of Expiry and the registers of Units are properly closed from the Company's receipt of the Notice of Conversion until after the Time of Expiry, the Holder shall become the holder of record of such Units as at the date on which such registered are not re-opened notwithstanding the passing of the Time of Expiry and the Maturity Date.

     (c) Any part of this Note may be converted as provided in this Article and all references in this Note to conversion shall be deemed to include conversion of such parts.

     (d) The Common Shares issued upon such conversion shall rank only in respect of dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as the Holder shall become the holder of record of such Common Shares pursuant to subsections (a) and (b) of this Section 3.02, from which applicable date they will for all purposes be and be deemed to be outstanding as fully paid and non-assessable.

SECTION 3.03  ADJUSTMENT OF CONVERSION PRICE:

     (a) If and whenever at any time after the date hereof and prior to the Time of Expiry the Company shall (i) subdivide, re-divide or change its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "COMMON SHARE REORGANIZATION"), then the Conversion Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Conversion Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

     (b) If and whenever at any time after the date hereof and prior to the Time of Expiry, the Company shall distribute any class of shares or rights, options or warrants or other securities (other than those referred to in 3.03(a) above), evidences of indebtedness or property (excluding cash dividends paid in the ordinary course) to holders of all or substantially all of its then outstanding Common Shares, the Holder shall receive, in addition to the number of the Common Shares in respect of which the right to purchase is then being exercised, the aggregate number of Common Shares or other securities or property that the Holder would have been entitled to receive as a result of such event, if, on the record date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the rights of the Holder hereunder.

     (c) If and whenever at any time after the date hereof and prior to the Time of Expiry there is a capital reorganization of the Company or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Company with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Company's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "CAPITAL REORGANIZATION"), the Holder of this Note shall be entitled to receive and shall accept, upon the exercise of the right of conversion at any time after the effective date thereof, in lieu of the number of Units to which the Holder was theretofore entitled on conversion, the kind and amount of shares or other securities or money or other property that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Units to which the Holder was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 3.03.

     (d) If and whenever at any time after the date hereof and prior to the Time of Expiry, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares entitling them, for a period expiring not more than forty-five (45) days after the record date, to subscribe for or purchase Common Shares or securities convertible, exercisable or exchangeable into Common Shares (each, a "CONVERTIBLE SECURITY") at a price per share (or having a conversation, exercise or exchange price per share) less than 95% of the Current Market Price (as defined below) on the earlier of the record date and the date on which the Company announces its intention to make such issuance (any such issuance being herein called a "RIGHTS OFFERING"), the Conversion Price shall be adjusted on the record date so that it shall equal the number which is the product of the Conversion Price in effect immediately prior to the record date and the fraction:

          (i) the numerator of which shall be the total number of Common Shares outstanding immediately prior to the record date plus a number of Common Shares equal to the number arrived at by multiplying the total number of additional Common Shares offered for subscription or purchase or into or for which the total number of rights, options or warrants so offered are convertible or exchangeable by the quotient obtained by dividing the purchase or subscription price for each Common Share or conversion price for each Convertible Security offered for subscription or purchase by such Current Market Price for the Common Shares, and

          (ii) the denominator of which shall be the total number of Common Shares outstanding immediately prior to such record date plus the total number of additional Common Shares offered for subscription or purchase or into or for which the total number of rights, options or warrants so offered are convertible or exchangeable.

          To the extent that any rights, options or warrants are not so issued or any of the rights, options or warrants so issued are not exercised prior to the expiration thereof, the Conversion Price will be readjusted to the Conversion Price in effect immediately prior to the record date, and the Conversion Price will be further adjusted based upon the number of additional Common Shares actually delivered upon the exercise of the rights, options or warrants, as the case may be.

          For the purposes of this Section 3.03(d) or Section 2.02, "CURRENT MARKET PRICE", at any date, means the weighted average price per Common Share at which the Common Shares have traded: (a) on the TSX; or (b) if the Common Shares are not quoted on the TSX, on any stock exchange or over-the-counter market upon which the Common Shares are then listed or quoted for trading, during the ten (10) consecutive trading days (on each of which at least five hundred (500) Common Shares are traded in board lots) ending the third (3rd) trading day before such date, and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the ten (10) consecutive trading days by the number of Common Shares sold, provided that if the Common Shares are not listed or quoted for trading on any stock exchange or market, the price shall be determined by the board of directors of the Company in its sole discretion, acting reasonably.

     (e) If and whenever at any time after the date hereof and prior to the Time of Expiry, any of the events set out in Section 3.03(a) or (d) shall occur and the occurrence of such event results in an adjustment of the Conversion Price pursuant to the provisions of Section 3.03(a) or (d), then the number of Common Shares purchasable pursuant to this certificate shall be adjusted contemporaneously with the adjustment of the Conversion Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to the adjustment and the denominator of which shall be the Conversion Price resulting from such adjustment.

     (f) If the Company takes any action affecting its Common Shares to which the foregoing provisions of this Section 3.03, in the opinion of the board of directors of the Company, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Company shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Company may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Company to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

SECTION 3.04 ADJUSTMENT RULES: The following rules and procedures shall be applicable to the adjustments made pursuant to Section 3.03:

     (a) no adjustment in the Conversion Price shall be required unless a change of at least 1% of the prevailing Conversion Price would result, provided, however, that any adjustment which, except for the provisions of this Section 3.04(a), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

     (b) the adjustments provided for in Section 3.03 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such clause;

     (c) in the absence of a resolution of the board of directors of the Company fixing a record date for any dividend or distribution referred to in Section 3.03 above, the

          Company shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

     (d) if the Company sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Conversion Price will be required by reason of the setting of such record date;

     (e) forthwith after any adjustment to the Conversion Price or the number of Common Shares purchasable pursuant to this Note, the Company shall provide to the Holder a certificate of an officer of the Company certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

     (f) any question that at any time or from time to time arises with respect to the amount of any adjustment to the Conversion Price or other adjustment pursuant to Section 3.03 shall be conclusively determined by a firm of independent chartered accountants (who may be the Company's auditors) as determined by the Company in its sole discretion and shall be binding upon the Company and the Holder;

     (g) On the happening of each and every such event set out in Section 3.03, the applicable provisions hereof, including the Conversion Price, shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

SECTION 3.05 NO REQUIREMENT TO ISSUE FRACTIONAL SHARES: The Company shall not be required to issue fractional Common Shares upon the conversion of this Note pursuant to this Article and no payment shall be made by the Company in lieu of issuing any fractional interest in a Common Share.

SECTION 3.06 COMPANY TO RESERVE COMMON SHARES: The Company covenants that it will allot to the Holder who may exercise the conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of this Note and upon exercise of the Warrants issued on such conversion. The Company covenants that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

SECTION 3.07 REDEMPTION: In the sole discretion of the Company, the Note may be redeemed by the Company at any time, upon thirty (30) days prior written notice from the Company to the Holder, by payment in cash of an amount equal to 120% of the Principal Amount then outstanding plus all accrued and unpaid interest thereon. Upon the Company giving notice of redemption in respect of the Note, the Holder's right of conversion of the Note in respect of which notice was given shall terminate provided payment is received within such 30 days.

                                  ARTICLE FOUR

                      COVENANTS OF THE COMPANY AND DEFAULT

SECTION 4.01 COVENANTS: The Company hereby covenants and agrees that so long as any amounts remain unpaid pursuant to this Note it will strictly observe and perform the following covenants:

     (a) The Company shall reserve and allot out of its authorized capital a number of Common Shares at all times equal to the number of Common Shares necessary to satisfy the rights of conversion of the Principal Amount and interest of this Note and the rights of acquisition pursuant to the Warrants.

     (b) The Company shall take all necessary action to adjust the Conversion Price as provided under Section 3.03 hereof.

     (c) The Company shall strictly comply with all of its covenants and obligations required to be performed by it contained in the Other Notes, the Stonestreet Subscription Agreement, the Series D Subscription Agreements, the Waiver and Termination Agreement, the Brick Loan Agreement, the Brick Co-operation Agreement, and in all agreements which are schedules to any of the foregoing.

SECTION 4.02 ACCELERATION ON EVENT OF DEFAULT: If an Event of Default shall occur and be continuing, the unpaid balance of the Principal Amount, and all accrued interest and all other amounts payable under, this Note may be declared by the Holder on written notice to the Company to be, and upon such notice shall become, immediately due and payable.

SECTION 4.03 EVENTS OF DEFAULT: Any of the following conditions or events which shall occur shall constitute events of default ("EVENTS OF DEFAULT") under this
Note:

     (a) if the Company shall default in the payment of any of the Principal Amount when the same becomes due and payable, whether at the Maturity Date or otherwise;

     (b) if the Company shall default in the payment of any interest on this Note when the same becomes due and payable, whether at the Maturity Date or otherwise;

     (c) if the Company shall default in the performance of or compliance with any term, condition or covenant contained in this Note (other than a default in the payment of the Principal Amount and interest) and such default shall not have been remedied within a period of 10 business days after such default shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company from the Holder;

     (d) if the Company fails to secure Shareholder Approval on or before October 31, 2002;

     (e) if the Company or any active subsidiary shall (i) be generally not paying its debts as they become due or become insolvent, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or otherwise take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment, an arrangement or a compromise for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (v) cease to carry on business, or (vi) take corporate action for the purpose of any of the foregoing;

     (f) if a court or governmental authority of competent jurisdiction shall enter a final order appointing, with or without the consent of the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if a final order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or if any petition for any such relief shall be filed against the Company and such petition shall not be dismissed within 90 days;

     (g) if the Company shall fail to pay the principal of or premium or interest on any secured indebtedness or liability of the Company which ranks prior to the indebtedness of the Company hereunder when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the expiration of any applicable grace or remedial period; or

     (h) if the Company shall default in the performance of or compliance with any term, covenant, obligation or condition contained in any of the Other Notes, the Stonestreet Subscription Agreement, the Series D Subscription Agreement, the Waiver and Termination Agreement, the Brick Loan Agreement, the Brick Co-operation Agreement, and in all agreements which are schedules to any of the foregoing.

                                  ARTICLE FIVE

                           SATISFACTION AND DISCHARGE

SECTION 5.01 DISCHARGE: The Holder shall at the request of the Company release and discharge this Note and execute and deliver such instruments as are requisite for the purpose and to release the Company from its covenants herein contained, upon the Principal Amount of and interest (including interest on amounts in default, if any) on this Note and all other moneys payable hereunder having been paid or satisfied.

                                  ARTICLE SIX

                             SUCCESSOR CORPORATIONS

SECTION 6.01 CERTAIN REQUIREMENTS: The Company shall not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets as an entirety to any other entity, and shall not consolidate, amalgamate, or merge with or into any other corporation (any such other entity or corporation being herein referred to as a "successor corporation") without the prior written consent of the Holder (excluding the reorganization by way of plan of arrangement as contemplated by the Brick Co-operation Agreement), not to be unreasonably withheld or delayed, and unless the successor corporation shall execute, prior to or contemporaneously with the consummation of any such transaction, an instrument to evidence the assumption by the successor corporation of the due and punctual payment of all the Principal Amount of this Note and the interest thereon and all other moneys payable hereunder and the covenant of the successor corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this Note.

SECTION 6.02 VESTING OF POWERS IN SUCCESSOR: Whenever the conditions of Section
6.01 have been fully observed and performed the successor corporation shall possess and from time to time may exercise each and every right and power of the Company under this Note in the name of the Company or otherwise and any act or proceeding by any provision of this Note required to be done or performed by the Company or its officers may be done and performed with like force and effect by the successor corporation or its officers.

                                 ARTICLE SEVEN

                                     GENERAL

SECTION 7.01 NOTICE TO COMPANY: Any notice to the Company under the provisions of this Note shall be valid and effective if delivered by prepaid courier or telecopied to the Company at its offices in 6275 Airport Road, Suite 201, Mississauga, Ontario L4V 1V2 Attention: Vice President, General Counsel and Secretary, telecopier no.: 905-672-5705, with a copy to Gowling Lafleur Henderson LLP, Suite 5800, Scotia Plaza, 40 King Street West, Toronto, Ontario, M5H 3Z7 Attention: Neil Steenberg, telecopier no.: (416) 369-7250, and shall be deemed to have been effectively given on the date of delivery or transmission. The Company may from time to time notify the Holder in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Note.

SECTION 7.02 NOTICE TO HOLDER: Any notice to the Holder under the provisions of this Note shall be valid and effective if delivered by prepaid courier or telecopied to the Holder at the address set out in the registration table set out on Schedule "A" hereto, and shall be deemed to have been effectively given on the date of delivery or transmission. The Holder may from time to time notify the Company in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Holder for all purposes of this Note.

SECTION 7.03 SEVERABILITY: In the event that any provision or any part of any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by a court, this Note shall be construed as not containing such provision or such part and such provision or such part shall not affect the validity of any other provision or the remainder of such provision hereof, and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

SECTION 7.04 BINDING EFFECT: This Note and all of its provisions shall enure to the benefit of the Holder, its successors and assigns and shall be binding upon the Company, its successors and assigns, as the case may be.

IN WITNESS WHEREOF the Company has executed these presents under the hand of its proper officer in that behalf as of the date first above written.



                                              ADB SYSTEMS INTERNATIONAL INC.



                                              Per:
                                                   -----------------------------

                                  SCHEDULE "A"
                          REGISTERED HOLDER PARTICULARS



                                                        CERTIFIED BY:
DATE:                   REGISTRATION PARTICULARS:       (OFFICER OF THE COMPANY)
-----                   -------------------------       ------------------------
August o , 2002         o


                                                        ------------------------
                                                        Name:
                                                        Title:

                                  SCHEDULE "B"
                                 ASSIGNMENT FORM




TO:      ADB SYSTEMS INTERNATIONAL INC.



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following person all rights of the undersigned pursuant to a Note issued by ADB Systems International Inc. represented by Certificate Number:___________.

Name of Assignee:   _________________________________

Address:            _________________________________

                    _________________________________

                    _________________________________




and the undersigned hereby irrevocably constitutes and appoints such assignee to be the lawful attorney of the undersigned to transfer such rights to the Note on the books of ADB Systems International Inc., with full power of substitution.

Date: _____________________



                                                 _______________________________
                                                 Name:
                                                 Title (if applicable):
                                                 Address:

                                  SCHEDULE "C"
                                 CONVERSION FORM



TO:               ADB SYSTEMS INTERNATIONAL INC.



                  The undersigned hereby irrevocably elects to convert the Note represented by Certificate Number: _____________ (or CDN$_________________ principal amount thereof into Units of ADB Systems International Inc. in accordance with the terms of the said Note.



         DATED at __________________ this _____ day of _____________, ______.



                                                Per: ___________________________

                                  SCHEDULE "D"
                           GENERAL SECURITY AGREEMENT